UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2010

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GOLDEN RIVER RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	0-16097	98-007697
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Office) (Zip Code)

61-3-8532-2860
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:           Entry into a Material Definitive Agreement

Private Placement of Shares of Common Stock

Effective May 10, 2010, the Company closed a transaction to purchase mineral properties in the Slave Craton of Northern Canada.

Since 2002, Golden River Resources has held the rights to undertake gold and base metal exploration on the Slave Properties held by Tahera Diamond Corporation (“Tahera”) in Northern Canada, subject to entering into a separate access agreement each time Golden River Resources wished to undertake exploration.

Under the transaction closed with Tahera, Golden River Resources has purchased these properties for a consideration of CDN$86,000 and the issue to Tahera of 3 million shares of common stock in the Company. Tahera has retained rights to all diamond mineralization within the properties.

As a result of the transaction, Golden River Resources now has unfetted access to these properties. A detailed exploration program for gold is now being planned.

Item 3.02:           Unregistered Sales of Equity Securities

As set out in Item 1.01 above, Golden River Resources agreed to issue 3,000,000 shares of common stock to Tahera. The securities that are being issued pursuant to this Private Placement are being issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) under section 4(2) of the Act and under Regulation S and D promulgated under the Act.

Item 8.01:           Other Events

On May 13, 2010, the Company issued the attached press release in relation to the purchase of mineral properties in the Slave Craton on Northern Canada from Tahera Diamond Corporation.

Item 9.01:           Financial Statement and Exhibits

99.1         Press Release dated May 12, 2010

99.2         Property Purchase and Sale Agreement dated December 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN RIVER RESOURCES CORPORATION (Company)

By:

/s/ Peter Lee
Peter Lee
Secretary

Dated: May 14, 2010